Exhibit 10.14

REGISTRATION RIGHTS AGREEMENT

        This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated as of December 16, 2005 by and among Vonage Holdings Corp., a Delaware corporation (the "Company"), and the investors listed on the Schedule of Investors attached hereto and any additional investors that execute an Addendum pursuant to Section 2.1(c) of the Subscription Agreement (as defined below) and are made parties thereto and hereto (individually, an "Investor" and collectively, the "Investors").

  WHEREAS:

        A. On December 15, 2005, the Company and the Investors entered into a Subscription Agreement (the "Subscription Agreement"), pursuant to which, the Company is issuing, and the Investors are purchasing, convertible notes of the Company (the "Notes").

        B. The Notes are convertible into shares of Common Stock (as defined below).

        C. In order to induce the Investors to enter into the Subscription Agreement, the Company has agreed to provide certain registration rights on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Investor hereby agrees as follows:

1.    DEFINITIONS. As used in this agreement, the following terms shall have the following meanings:

          "Agents" has the meaning set forth in Section 4.1.

          "Agreement" has the meaning set forth in the Preamble.

          "Blackout Notice" has the meaning set forth in Section 2.7.

          "Blackout Period" has the meaning set forth in Section 2.7.

          "Blue Sky Filing" has the meaning set forth in Section 4.1.

          "Business Day" has the meaning set forth in the Notes.

          "Claims" has the meaning set forth in Section 4.1.

          "Common Stock" has the meaning set forth in the Notes.

          "Company" has the meaning set forth in the Preamble.

          "Conversion Shares" has the meaning set forth in the Subscription Agreement.

          "Effectiveness Deadline" has the meaning set forth in Section 2.1(a).

          "Effectiveness Failure" has the meaning set forth in Section 2.5(a).

          "Effectiveness Period" has the meaning set forth in Section 2.5.

          "Effective Registration" has the meaning set forth in the Notes.

          "Exchange Act" has the meaning set forth in the Notes.

          "Filing Deadline" has the meaning set forth in Section 2.1(a).

          "Filing Failure" has the meaning set forth in Section 2.5(a).

          "Holders" means the Investors and any other holder of Registrable Securities to whom the registration rights set forth in this Agreement have been assigned in accordance with the terms of this Agreement. For purposes of this Agreement, a Person will be deemed to be a Holder whenever such Person holds any Notes (or securities issued by the Company with respect to, in exchange for, or in substitution of the Notes) convertible into or exercisable or exchangeable for, Registrable Securities, whether or not such conversion, exercise or exchange has actually been effected and disregarding any legal restrictions upon the exercise of such rights, and Registrable Securities issuable upon conversion, exchange or exercise of any such security shall be deemed outstanding for the purposes of this Agreement.

          "Holders' Counsel" means one firm of counsel (per registration) to the Holders of Registrable Securities participating in such registration, which counsel shall be selected by the Majority Holders of the Registration.

          "Initial Public Offering" means the first public offering of any class of securities of the Company pursuant to a registration statement filed with and declared effective by the SEC.

          "Inspectors" has the meaning set forth in Section 3.1(g).

          "Investors" has the meaning set forth in the Preamble.

          "Maintenance Failure" has the meaning set forth in Section 2.5(a).

          "Majority Holders" means the Holders of at least a majority of the outstanding Registrable Securities.

          "Majority Holders of the Registration" means, with respect to a particular registration, one or more Holders of Registrable Securities who would hold a majority of the Registrable Securities to be included in such registration.

          "NASD" means the National Association of Securities Dealers, Inc.

          "Notes" has the meaning set forth in the Preamble.

          "Person" has the meaning set forth in the Notes.

          "Prospectus" means the prospectus included in a Registration Statement (including, without limitation, any preliminary prospectus and any prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), and any such Prospectus as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference (or deemed to be incorporated by reference) therein.

          "Qualified IPO" has the meaning set forth in the Notes.

          "Records" has the meaning set forth in Section 3.1(g).

          "Registrable Securities" means (i) the Conversion Shares, and (ii) any other securities of the Company (or any successor or assign of the Company, whether by merger, consolidation, sale of assets or otherwise) which may be issued or issuable with respect to, in exchange for, or in substitution of, Registrable Securities referenced in clause (i) above by reason of any dividend or stock split, combination of shares, merger, consolidation, recapitalization, reclassification, reorganization, sale of assets or similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities have been otherwise transferred, a new certificate or other evidence of ownership for them not bearing the legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act, (C) such securities shall have ceased to be outstanding, (D) two years from the date of original issuance of the Notes has passed, or (E) such securities shall be eligible for resale pursuant to Rule 144(k) of the Securities Act (or any successor provision thereof having similar effect).

          "registration" refers to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

          "Registration Default Payments" has the meaning set forth in Section 2.5(a).

          "Registration Expenses" means any and all expenses incident to performance of or compliance with this Agreement by the Company and its Subsidiaries, including, without limitation, (i) all SEC, stock exchange, NASD and other registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws and compliance with the rules of any stock exchange (including fees and disbursements of counsel in connection with such compliance and the preparation of a "blue sky" memorandum and legal investment survey), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing, distributing, mailing and delivering any Shelf Registration Statement, any Prospectus, transmittal letters, securities certificates and other documents relating to the performance of or compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company and (v) the fees and disbursements of Holders' Counsel, which amount shall be limited to $20,000.

          "Registration Statement" means any registration statement of the Company which covers any Registrable Securities and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" has the meaning set forth in the Notes.

          "Shelf Registration" means the registration to be effected by the Company pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis.

          "Shelf Registration Statement" means a Registration Statement required to be filed by the Company pursuant to Section 2.1.

          "Subscription Agreement" has the meaning set forth in the Preamble.

          "Transaction Document" has the meaning set forth in the Subscription Agreement.

          "Underwriters" means the underwriters, if any, of the offering being registered under the Securities Act.

          "Underwritten Offering" means a sale of securities of the Company to an Underwriter or Underwriters for reoffering to the public.

          "Violation" has the meaning set forth in Section 4.1.

        2.    REGISTRATION UNDER THE SECURITIES ACT.

        2.1    Shelf Registration.

        (a) Within ninety (90) calendar days of the Effective Registration (the "Filing Deadline"), the Company shall be required to file a Shelf Registration Statement (the "Shelf Registration Statement") on Form S-1, or any successor form thereto, for a public offering of the resale of all Registrable

Securities held by all Holders. The Company shall use its reasonable best efforts to have such Shelf Registration Statement declared effective by the SEC as soon as practicable thereafter, but in any event within one hundred eighty (180) calendar days after the consummation of the Effective Registration (the "Effectiveness Deadline"), and to keep such Shelf Registration Statement continuously effective for the period specified in Section 2.1(b).

        (b) The Company shall use commercially reasonable efforts to keep the Shelf Registration continuously effective for a period (the "Effectiveness Period") from the date the Shelf Registration Statement is declared effective by the SEC until the earliest of (x) such time as Holders are eligible to sell all of their Registrable Securities in a sale pursuant to Section 144(k) of the Securities Act (or any successor provision thereof having similar effect), (y) two years from the date of original issuance of the Notes and (z) the date that all of the Registrable Securities covered by such Shelf Registration Statement have been sold.

        2.2    Registration of Other Securities.    Whenever the Company shall effect a Shelf Registration, no securities other than the Registrable Securities shall be covered by such registration unless the Majority Holders of the Registration shall have consented in writing to the inclusion of such other securities.

        2.3    Expenses.    The Company shall pay all Registration Expenses in connection with any Shelf Registration Statement hereunder. Each Holder shall pay all discounts and commissions payable to underwriters, selling brokers, managers or other similar Persons engaged in the distribution of such Holder's Registrable Securities pursuant to any registration pursuant to this Section 2 pro rata in accordance with the number of Registrable Securities being sold in the registration by such Holder.

        2.4    Underwritten Offerings.

        (a)  Underwriting Agreements.    If requested by the sole or lead managing Underwriter for any Underwritten Offering effected pursuant to the Shelf Registration Statement, the Company shall enter into a customary underwriting agreement with the Underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Majority Holders of the Registration.

        (b)  Holders of Registrable Securities to be Parties to Underwriting Agreement.    The Holders of Registrable Securities to be distributed by Underwriters in an Underwritten Offering contemplated by this Section 2.4 shall be parties to the underwriting agreement between the Company and such Underwriters and may, at such Holders' option, require that any or all of the conditions precedent to the obligations of such Underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders of Registrable Securities. No Holder shall be required to make any representations or warranties to, or agreements with, the Company or the Underwriters other than representations, warranties or agreements regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of disposition.

        (c)  Participation in Underwritten Registration.    Notwithstanding anything herein to the contrary, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell its securities on the same terms and conditions provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangement and (ii) accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents customary for such an offering and reasonably required under the terms of such underwriting arrangements.

        (d)  In no event shall the Company be required to effect more than two (2) Underwritten Offerings.

        2.5    Registration Default Penalties.

        (a)  If (i) the Shelf Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the Filing Deadline (a "Filing Failure") or (B) not declared effective by the SEC on or before the Effectiveness Deadline (an "Effectiveness Failure") or (ii) after the effective date of such Shelf Registration Statement, after the second (2nd) consecutive Business Day (other than during an allowable Blackout Period hereunder) on which sales of all of the Registrable Securities required to be included on such Shelf Registration Statement cannot be made pursuant to such Shelf Registration Statement or otherwise (including, without limitation, because of a failure to keep such Shelf Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Shelf Registration Statement or to maintain the listing of the Common Stock) (a "Maintenance Failure"), then, as relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell the Registrable Securities, the Company shall pay to each Holder of Registrable Securities relating to such Shelf Registration Statement an amount in cash equal to (A) one percent (1.0%) of the aggregate principal amount of such Investor's Notes relating to the Registrable Securities included in such Shelf Registration Statement on each of the following dates: (i) the day of a Filing Failure; (ii) the day of an Effectiveness Failure; and (iii) the initial day of a Maintenance Failure, and (B) two percent (2.0%) of the aggregate principal amount of such Investor's Notes relating to the Registrable Securities included in such Shelf Registration Statement on each of the following dates: (i) on every thirtieth (30th) day after the day of a Filing Failure and thereafter (prorated for periods totaling less than thirty (30) days) until such Filing Failure is cured; (ii) on every thirtieth (30th) day after the day of an Effectiveness Failure and thereafter (prorated for periods totaling less than thirty (30) days) until such Effectiveness Failure is cured; (iii) on every thirtieth (30th) day after the initial day of a Maintenance Failure and thereafter (prorated for periods totaling less than thirty (30) days) until such Maintenance Failure is cured. The payments to which a Holder shall be entitled pursuant to this Section 2.5 are referred to herein as "Registration Default Payments." Registration Default Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Default Payments are incurred and (II) the third (3rd) Business Day after the event or failure giving rise to the Registration Default Payments is cured. In the event the Company fails to make Registration Default Payments in a timely manner, such Registration Default Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full. If the Company has declared a Blackout Period pursuant to Section 2.7 hereof, a Maintenance Failure referred to in Section 2.5(a) hereof shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement during the period specified under Section 2.7 hereof. Registration Default Payments shall be payable from the first day any Blackout Period exceeds the period specified under Section 2.7. Registration Default Payments shall cease to accrue at the end of the Effectiveness Period; provided that the foregoing shall not affect the Company's obligation to make Registration Default Payments for any period prior to such time.

        2.6    Conversions; Exercises.    Notwithstanding anything to the contrary herein, in order for any Registrable Securities that are issuable upon the exercise of conversion rights, options or warrants to be included in any registration pursuant to Section 2 hereof, the exercise of such conversion rights, options or warrants must be effected no later than immediately prior to the closing of any sales under the Shelf Registration Statement pursuant to which such Registrable Securities are to be sold or such earlier time as the Underwriter, if any, the Company or the Company's transfer agent should reasonably determine is necessary so as not to delay the closing.

        2.7    Suspension Period.    At any time after the Shelf Registration Statement is declared effective, the Company may suspend the use of the Prospectus for the Blackout Period (as defined below) (i) if the Board of Directors of the Company determines in good faith that such use at such time would not be advisable in light of pending or anticipated corporate developments, or (ii) if the Company is in possession of material, non-public information which the Board of Directors of the Company determines in good faith it is not in the best interests of the Company to disclose in a registration statement or the Prospectus at such time; provided, however, that the Company may only suspend the use of the Prospectus pursuant to this Section 2.7 by delivery of a Blackout Notice (as defined below)

and require the Holders of Registrable Securities to discontinue the disposition of their securities covered by a Shelf Registration Statement only for forty-five (45) days in any ninety-day (90) period (the "Blackout Period"); provided that the Company may not declare more than three (3) Blackout Periods in any ninety-day (90) period and that Blackout Periods shall not exceed an aggregate of ninety (90) days in any three-hundred-sixty-day (360) period. The Company shall promptly notify the Holders in writing (a "Blackout Notice") of any decision to discontinue sales of Registrable Securities covered by a Shelf Registration Statement pursuant to this Section 2.7 and shall include a general statement (which statement shall not include any material, non-public information) of the reason for such postponement, an approximation of the anticipated delay and an undertaking by the Company promptly (but in any event within two (2) Business Days) to notify the Holders as soon as a Shelf Registration Statement may be filed or declared effective or sales of Registrable Securities covered by a Shelf Registration Statement may resume. In making any such determination to initiate or terminate a Blackout Period, the Company shall not be required to consult with or obtain the consent of any Holder, and any such determination shall be the Company's sole responsibility. Each Holder shall treat all notices received from the Company pursuant to this Section 2.7 in the strictest confidence and shall not disseminate such information.

        2.8    Preparation, Investigation.    In connection with the preparation and filing of each Shelf Registration Statement, the Company will give the Holders of Registrable Securities to be sold under such Shelf Registration Statement, the Underwriters, if any, and their respective counsel and accountants, drafts and final copies of such Shelf Registration Statement, each Prospectus included therein or filed with the SEC and each amendment thereof or supplement thereto (subject to such Holder agreeing to keep confidential any confidential information including, if applicable, the existence of such draft Shelf Registration Statement until the filing thereof), at least four (4) Business Days prior to the filing thereof with the SEC, and will give each of them reasonable access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

        2.9    Termination of Registration Rights.    The rights and obligations under this Agreement, other than the rights and obligations under Sections 4, 5.1 and 5.4 through 5.19 hereunder, shall terminate with respect to a Holder of Registrable Securities upon the earlier of (x) when such Holder is eligible to sell all of its Registrable Securities in a sale pursuant to Rule 144(k) of the Securities Act (or any successor provision having similar effect), (y) two years from the date of original issuance of the Notes and (z) the date that all of the Registrable Securities shall have ceased to be Registrable Securities.

        3.    REGISTRATION PROCEDURES.

        3.1    Obligations of the Company.    In connection with the registration of Registrable Securities under the Securities Act pursuant to Section 2 of this Agreement, the Company shall, as expeditiously as practicable:

          (a)  Prepare and file with the SEC the Shelf Registration Statement to effect such registration, which Shelf Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective as soon as practicable, but in any event, subject to Section 2.7, within the time frames specified herein; provided, however, that before filing a Shelf Registration Statement or Prospectus or any amendments or supplements thereto, or comparable statements under securities or "blue sky" laws of any jurisdiction, the Company shall (i) provide Holders' Counsel with an adequate and appropriate opportunity to participate in the preparation of such Shelf Registration Statement and each Prospectus included therein (and each amendment or supplement thereto or comparable statement) to be filed with the SEC, which documents shall be subject to the review and comment of Holders' Counsel, and (ii) not file any such Shelf Registration Statement or Prospectus (or amendment or supplement thereto or comparable statement) with the SEC to which Holder's Counsel or any Majority Holders of the Registration shall have reasonably objected on the grounds that such filing does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder.

          (b)  Prepare and file with the SEC such amendments and supplements to such Shelf Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Shelf Registration Statement effective, (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Shelf Registration Statement, in each case until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof set forth in such Shelf Registration Statement and (iii) to add promptly (but in any event within five (5) Business Days of a request), to the Shelf Registration Statement any Holder of Registrable Securities requesting to be included therein; provided that the Company shall not be required pursuant to this clause (iii) to prepare and file with the SEC any such amendments or supplements more than one (1) time in any calendar month; provided such period need not extend beyond the time periods provided herein, including as set forth in Section 2.9, and which periods, in any event, shall terminate when all Registrable Securities covered by such Shelf Registration Statement have been sold (but not before the expiration of the ninety-day (90) period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable).

          (c)  Furnish, without charge, to each selling Holder of such Registrable Securities and each Underwriter, if any, of the securities covered by such Shelf Registration Statement, such number of copies of such Shelf Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Shelf Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act, and other documents, as such selling Holder and Underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such selling Holder (the Company hereby consenting to the use in accordance with applicable law of each such Shelf Registration Statement (or amendment or post-effective amendment thereto) and each such Prospectus (or preliminary prospectus or supplement thereto) by each such selling Holder of Registrable Securities and the Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Shelf Registration Statement or Prospectus).

          (d)  Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such Shelf Registration Statement under such other securities or "blue sky" laws of such U.S. jurisdictions as any selling Holder of Registrable Securities covered by such Shelf Registration Statement or the sole or lead managing Underwriter, if any, may reasonably request to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder and to continue such registration or qualification in effect in each such jurisdiction for as long as such Shelf Registration Statement remains in effect (including through new filings or amendments or renewals), and do any and all other acts and things which may be necessary or advisable to enable any such selling Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such selling Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.

          (e)  Use its reasonable best efforts to obtain all other approvals, consents, exemptions or authorizations from such U.S. governmental agencies or authorities as may be necessary to enable the selling Holders of such Registrable Securities to consummate the disposition of such Registrable Securities.

          (f)  Promptly (but in any event within two (2) Business Days) notify Holders' Counsel, each Holder of Registrable Securities covered by such Shelf Registration Statement and the sole or lead managing Underwriter, if any: (i) when the Shelf Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Shelf Registration Statement has been filed and, with respect to the Shelf Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any state securities or "blue sky" authority for amendments or supplements to the Shelf Registration Statement or the Prospectus related thereto or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation or threat of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction or the initiation of any proceeding for such purpose, (v) of the existence of any fact of which the Company becomes aware or the happening of any event which results in (A) the Shelf Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, or (B) the Prospectus included in such Shelf Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, (vi) of the Company's reasonable determination that a post-effective amendment to a Shelf Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Shelf Registration Statement inadvisable pending such disclosure and post-effective amendment and (vii) if any sales of the Registrable Securities required to be included on such Shelf Registration Statement cannot be made pursuant to such Shelf Registration Statement or otherwise; and, if the notification relates to an event described in any of the clauses (ii) through (vii) of this Section 3.1(f), the Company shall promptly (but no event later than five (5) Business Days), subject to Section 2.7, prepare a supplement or post-effective amendment to such Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that (1) such Shelf Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (and shall furnish to each such Holder and each Underwriter, if any, a reasonable number of copies of such Prospectus so supplemented or amended); and if the notification relates to an event described in clause (iii) of this Section 3.1(f), the Company shall take all reasonable action required to prevent the entry of such stop order or to remove it if entered.

          (g)  Solely for an Underwritten Offering or if any Holder is to be named as an Underwriter in the Shelf Registration Statement and subject to receipt of acceptable confidentiality agreements, make available for inspection by any selling Holder of Registrable Securities, any sole or lead managing Underwriter participating in any disposition pursuant to such Shelf Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any Underwriter (each, an "Inspector" and, collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and any subsidiaries thereof as may be in existence at such time (collectively, the "Records") as shall be necessary, in the reasonable opinion of such Holders' and such Underwriters' respective counsel, to enable them to exercise their due diligence responsibility and to conduct a reasonable investigation within the meaning of the Securities Act, and cause the Company's and any subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspectors in connection with such Shelf Registration Statement.

          (h)  Solely for an Underwritten Offering with anticipated gross proceeds of not less than $100 million or for other offerings for which a reasonable request is made by a Holder on the advice of counsel, obtain an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountants who have certified the Company's financial statements included or incorporated by reference in such Shelf Registration Statement, in each case dated the effective date of such Shelf Registration Statement (and if such registration involves an Underwritten Offering, dated the date of the closing under the related underwriting agreement), in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the sole or lead managing Underwriter, if any, and to the Majority Holders of the Registration, and furnish to each Holder participating in the offering and to each Underwriter, if any, a copy of such opinion and letter addressed to such Holder (in the case of the opinion) and Underwriter (in the case of the opinion and the "cold comfort" letter).

          (i)  Solely for an Underwritten Offering with anticipated gross proceeds of not less than $100 million, cause senior representatives of the Company to participate in any "road show" or "road shows" reasonably requested by any Underwriter of the Registrable Securities (taking into account the needs of the Company's businesses).

          (j)  Not later than the effective date of the Shelf Registration Statement provide a CUSIP number for all Registrable Securities and provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such Shelf Registration Statement not later than the effectiveness of such Shelf Registration Statement.

          (k)  Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable but no later than ninety (90) days after the end of any twelve-month (12) period, an earnings statement (i) commencing at the end of any month in which Registrable Securities are sold to Underwriters in an Underwritten Offering and (ii) commencing with the first day of the Company's calendar month next succeeding each sale of Registrable Securities after the effective date of a Shelf Registration Statement, which statement shall cover such twelve-month (12) periods, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

          (l)  Use its reasonable best efforts to cause all such Registrable Securities to be listed (i) on each national securities exchange on which the Company's securities are then listed or (ii) if securities of the Company are not at the time listed on any national securities exchange (or if the listing of Registrable Securities is not permitted under the rules of each national securities exchange on which the Company's securities are then listed), on a national securities exchange designated by the Majority Holders of the Registration.

          (m)  Keep each selling Holder of Registrable Securities reasonably advised in writing as to the initiation and progress of any registration under Section 2 hereunder.

          (n)  Enter into and perform customary agreements (including, if applicable, an underwriting agreement in customary form) and provide officers' certificates and, subject to Section 3.1(h), other customary closing documents.

          (o)  Cooperate with each selling Holder of Registrable Securities and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD and make reasonably available its employees and personnel and otherwise provide reasonable assistance to the Underwriters (taking into account the needs of the Company's businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any Underwritten Offering.

          (p)  Furnish to each Holder participating in the offering and the sole or lead managing Underwriter, if any, without charge, (i) at least one (1) manually signed copy of the Shelf Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those deemed to be incorporated by reference), (ii) upon the effectiveness of any Shelf Registration Statement, ten (10) copies of the prospectus included in such Shelf Registration Statement and all amendments and supplements thereto (or such other number of copies as such Holder may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Holder.

          (q)  Cooperate with the selling Holders of Registrable Securities and the sole or lead managing Underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the Underwriters or, if not an Underwritten Offering, in accordance with the instructions of the selling Holders of Registrable Securities at least three (3) Business Days prior to any sale of Registrable Securities.

          (r)   If requested by the sole or lead managing Underwriter or any selling Holder of Registrable Securities, promptly incorporate in a prospectus supplement or post-effective amendment such information concerning such Holder of Registrable Securities, the Underwriters or the intended method of distribution as the sole or lead managing Underwriter or the selling Holder of Registrable Securities reasonably requests to be included therein and as is appropriate in the reasonable judgment of the Company, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to the Underwriters, the purchase price being paid therefor by such Underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and supplement or make amendments to any Shelf Registration Statement if requested by the sole or lead managing Underwriter of such Registrable Securities.

          (s)   Subject to Section 2.7, submit to the SEC, within five (5) Business Days after the Company learns that no review of the Shelf Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Shelf Registration Statement, as the case may be, a request for acceleration of effectiveness of such Shelf Registration Statement to a time and date not later than forty-eight (48) hours after the submission of such request.

          (t)    Use its reasonable best efforts to take all other steps necessary to expedite or facilitate the registration and disposition of the Registrable Securities contemplated hereby.

        3.2    Seller Information.    As a condition to inclusion of the Holder's Registrable Securities, the Company may require each selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such Holder, such Holder's Registrable Securities and such Holder's intended method of disposition or any other information requested by the SEC as the Company may from time to time reasonably request in writing; provided that such information shall be used only in connection with such registration. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder shall execute such documents in connection with such registration as the Company may reasonably request, including questionnaires, in a timely manner.

        3.3    Notice to Discontinue.    Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(f)(ii) through (vi), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(f) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 3.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3.1(f) to and including the date when the Holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 3.1(f).

        4.    INDEMNIFICATION; CONTRIBUTION.

        4.1    Indemnification by the Company.    The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its officers, directors (or Persons in similar positions), partners (general or limited), members, shareholders, equity holders, employees, affiliates and agents (collectively, "Agents") and each Person who controls such Holder (within the meaning of the Securities Act) and its Agents with respect to each registration which has been effected pursuant to this Agreement, against any and all losses, claims, judgments, fines, penalties, charges, amounts paid in settlement, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, and expenses (as incurred or suffered and including, but not limited to, any and all expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, and the reasonable fees, disbursements and other charges of legal counsel) in respect thereof (collectively, "Claims"), insofar as such Claims arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Shelf Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to any such registration or in any filing prepared or executed by the Company (or based upon written information furnished by or on behalf of the Company expressly for use in such filing) in connection with the qualification of the offering under the securities or other

"blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any such Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto), in the light of the circumstances under which they were made) not misleading or (ii) any violation of this Agreement (the matters in the foregoing clauses (i) through (ii) being, collectively, "Violations"); provided, however, that the Company will not be liable in any such case to the extent that any such Claims arise out of or are based upon a Violation which occurs in reliance on any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact so made in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder specifically stating that it was expressly for use therein. Notwithstanding the foregoing, the indemnification contained in this Section 4.1 shall not apply if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the final prospectus, as then amended or supplemented, if such final prospectus was timely made available by the Company pursuant to Section 3.1(c). The Company shall also indemnify any Underwriters in an Underwritten Offering of the Registrable Securities, their Agents and each Person who controls any such Underwriter (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Person who may be entitled to indemnification pursuant to this Section 4 and shall survive the transfer of securities by such Holder or Underwriter and termination of this Agreement.

        4.2    Indemnification by Holders.    Each Holder, if Registrable Securities held by it are included in the securities as to which a registration is being effected, agrees to, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, each other Person who participates as an Underwriter in the offering or sale of such securities and its Agents and each Person who controls the Company or any such Underwriter (within the meaning of the Securities Act) and its Agents against any and all Claims, insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Shelf Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to such registration, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any such Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto), in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder specifically stating that it was expressly for use therein; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to this Section 4.2 shall in no event be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Shelf Registration Statement giving rise to such Claims less all amounts previously paid by such Holder with respect to any such Claims. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder or Underwriter and termination of this Agreement.

        4.3    Conduct of Indemnification Proceedings.    Promptly after receipt by an indemnified party of notice of any Claim or the commencement of any action or proceeding involving a Claim under this Section 4, such indemnified party shall, if a Claim in respect thereof is to be made against the indemnifying party pursuant to this Section 4, (i) notify the indemnifying party in writing of the Claim or the commencement of such action or proceeding; provided, that the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under this Section 4, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 4, and (ii) permit such indemnifying party to assume the defense of such Claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party shall have the right to employ separate counsel and to participate in the defense of such Claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees and expenses, (B) the indemnifying party shall have failed to assume the defense of such Claim and employ counsel reasonably satisfactory to such indemnified party within ten (10) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so, (C) in the reasonable judgment of any such indemnified party, based upon advice of counsel, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such Claims (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such Claim on behalf of such indemnified party) or (D) such indemnified party is a defendant in an action or proceeding which is also brought against the indemnifying party and reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party. No indemnifying party shall be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. In addition, without the consent of the indemnified party (which consent shall not be unreasonably withheld), no indemnifying party shall be permitted to consent to entry of any judgment with respect to, or to effect the settlement or compromise of any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, and (3) does not provide for any action on the part of any party other than the payment of money damages which is to be paid in full by the indemnifying party.

        4.4    Contribution.    If the indemnification provided for in Section 4.1 or 4.2 from the indemnifying party for any reason is unavailable to (other than by reason of exceptions provided therein), or is insufficient to hold harmless, an indemnified party hereunder in respect of any Claim, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the actions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. If, however, the foregoing allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a party as a result of any Claim referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in Section 4.3, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding anything in this Section 4.4 to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 4.4 to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of the Registrable Securities pursuant to the Shelf Registration Statement giving rise to such Claims, less all amounts previously paid by such indemnifying party with respect to such Claims. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        4.5    Other Indemnification.    Indemnification similar to that specified in the preceding Sections 4.1 and 4.2 (with appropriate modifications) shall be given by the Company and each selling Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority, other than the Securities Act. The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract.

        4.6    Indemnification Payments.    The indemnification and contribution required by this Section 4 shall be made by periodic payments of the amount thereof during the course of any investigation or defense, as and when bills are received or any expense, loss, damage or liability is incurred; provided that if a final nonappealable determination is made that the party receiving such expense payments was not entitled to such payments pursuant to the provisions of this Section 4, then the party receiving such expense payments shall return such expense payments to the party that made such payments.

        5.    GENERAL.

        5.1    Adjustments Affecting Registrable Securities.    The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares which would, in the Company's reasonable judgment, adversely affect the ability of the Holder of any Registrable Securities to include such Registrable Securities in a registration contemplated by this Agreement or the marketability of such Registrable Securities in such registration.

        5.2    Registration Rights to Others.    If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, (i) such rights shall not be in conflict with or adversely affect any of the rights provided in this Agreement to the Holders and (ii) if such rights are provided on terms or conditions more favorable to such holder than the terms and conditions provided in this Agreement, the Company shall provide (by way of amendment to this Agreement or otherwise) such more favorable terms or conditions to the Holders.

        5.3    Reports Under the 1934 Act.    With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), for so long as the Company is required to file reports with the SEC pursuant to Section 13(a) or 15(d) of the 1934 Act the Company agrees to:

          (a)   file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

          (b)   furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual report of the Company and such other reports and documents so filed by the Company with the SEC, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

        5.4    Nominees for Beneficial Owners.    In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

        5.5    No Inconsistent Agreements.    The Company will not hereafter enter into any agreement which is inconsistent with the rights granted to the Holders in this Agreement.

        5.6    Notices.    Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile; (iii) three days after being sent by U.S. certified mail, return receipt requested; or (iv) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

      If to the Company, to:

      Vonage Holdings Corp.
      23 Main Street
      Holmdel, New Jersey 07333-2136
      Telephone: (732) 528-2600
      Facsimile: (732) 202-5221
      Attention: Sharon O'Leary, Esq.

      with a copy (for informational purposes only) to:

      Shearman & Sterling LLP
      599 Lexington Avenue
      New York, New York 10022
      Telephone: (212) 848-4000
      Facsimile: (212) 848-7179
      Attention: James S. Scott, Sr., Esq.

If to an Investor, to its address and facsimile number set forth on the Schedule of Investors to this Agreement, with copies (for informational purposes only) to such Investor's representatives as set forth on the Schedule of Investors, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, (C) contained in a return receipt when delivery is by U.S. certified mail or (D) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile, receipt by U.S. certified mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii), (iii) or (iv) above, respectively.

        5.7    No Waiver.    Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

        5.8    Governing Law; Jurisdiction; Jury Trial.    All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

        5.9    Entire Agreement.    This Agreement, the other Transaction Documents (as defined in the Subscription Agreement) and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

        5.10    Successors and Assigns.    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns (including any permitted transferee of Registrable Securities). Any Holder may assign its rights and obligations under this Agreement to any transferee of Registrable Securities; provided, however, if any such transferee shall take and hold Registrable Securities, such transferee shall promptly notify the Company and by taking and holding such Registrable Securities such permitted transferee shall automatically be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement as if it were a party hereto (and shall, for all purposes, be deemed a Holder under this Agreement). Except as provided above or otherwise permitted by this Agreement, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Holder or by the Company without the consent of the other parties hereto.

        5.11    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        5.12    Counterparts.    This Agreement may be executed in two (2) or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

        5.13    Further Assurances.    Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        5.14    Consents.    All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Majority Holders.

        5.15    No Strict Construction.    The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

        5.16    No Third Party Beneficiaries.    This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

        5.17    Amendments and Waivers.    The provisions of this Agreement may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Majority Holders; provided, however, that no such amendment, modification, supplement, waiver or consent to departure shall reduce the aforesaid percentage of Registrable Securities without the written consent of all of the Holders of Registrable Securities; and provided further that nothing herein shall prohibit any amendment, modification, supplement, termination, waiver or consent to departure the effect of which is limited only to those Holders who have agreed in writing to such amendment, modification, supplement, termination, waiver or consent to departure.

        5.18    Remedies; Specific Performance.    The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform in any material respect any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to seek to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any state thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by a party hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

        5.19    Independent Nature of Investors' Obligations and Rights.    The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

        [Signature Page Follows]

        IN WITNESS WHEREOF, each Investor and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:
VONAGE HOLDINGS CORP.
By:	/s/ JOHN S. REGO Name: John S. Rego Title: Executive Vice President and Chief Financial Officer

        IN WITNESS WHEREOF, each Investor and the Company have caused this Registration Rights Agreement to be duly executed as of the date first written above.

INVESTORS:
AMARANTH LLC
By:	Amaranth Advisors L.L.C., its Trading Advisor
By:	/s/ KARL J. WACHTER Name: Karl J. Wachter Title: Authorized Signatory

BAUPOST LIMITED PARTNERSHIP 1983 A-1
BAUPOST LIMITED PARTNERSHIP 1983 B-1
BAUPOST LIMITED PARTNERSHIP 1983 C-1
HB INSTITUTIONAL LIMITED PARTNERSHIP
PB INSTITUTIONAL LIMITED PARTNERSHIP
YB INSTITUTIONAL LIMITED PARTNERSHIP
BAUPOST VALUE PARTNERS, L.P.-I
BAUPOST VALUE PARTNERS, L.P.-II
BAUPOST VALUE PARTNERS, L.P.-III
By:	The Baupost Group, L.L.C., their general partner
By:	/s/ REUBEN MUNGER Name: Reuben Munger Title: Managing Director
CANYON VALUE REALIZATION FUND, L.P.
FINVEST CAPITAL LIMITED
CANYON BALANCED EQUITY MASTER FUND, LTD.
CITI CANYON LTD.
CANYON VALUE REALIZATION MAC-18 LTD.
INSTITUTIONAL BENCHMARKS SERIES (MASTER
FEEDER) LTD. IN RESPECT OF CENTAUR SERIES
By:	CANYON CAPITAL ADVISORS LLC, their investment advisor
By:	/s/ JOSHUA S. FRIEDMAN Name: Joshua S. Friedman Title: Managing Partner
CITICORP NORTH AMERICA, INC.
By:	/s/ CRAIG FARR Name: Craig Farr Title: Managing Director

By:	/s/ JONATHAN TURNBULL Name: Jonathan Turnbull Title: Managing Director
EMPYREAN CAPITAL FUND, LP
By:	/s/ ANTHONY HYNES Name: Anthony Hynes Title: Authorized Signer
EMPYREAN CAPITAL OVERSEAS FUND, LTD
By:	/s/ ANTHONY HYNES Name: Anthony Hynes Title: Authorized Signer
EMPYREAN CAPITAL OVERSEAS BENEFIT PLAN FUND, LTD
By:	/s/ ANTHONY HYNES Name: Anthony Hynes Title: Authorized Signer
ETON PARK FUND, L.P.
By:	its investment manager, Eton Park Capital Management, L.P.
By:	/s/ MARCY ENGEL Name: Marcy Engel Title: General Counsel
ETON PARK MASTER FUND, LTD.
By:	its investment manager, Eton Park Capital Management, L.P.
By:	/s/ MARCY ENGEL Name: Marcy Engel Title: General Counsel
GLG MARKET NEUTRAL FUND
By:	/s/ TIM KUSCHILL Name: Tim Kuschill Title: Legal Counsel, GLG Partners LP
By:	/s/ VICTORIA PARRY Name: Victoria Parry Title: Senior Legal Counsel, GLG Partners LP

GREYWOLF CAPITAL PARTNERS II LP
By:	/s/ BILL TROY Name: Bill Troy Title: Partner
GREYWOLF CAPITAL OVERSEAS FUND
By:	/s/ BILL TROY Name: Bill Troy Title: Partner
HIGHBRIDGE INTERNATIONAL LLC
By:	Highbridge Capital Management, LLC
By:	/s/ ADAM J. CHILL Name: Adam J. Chill Title: Managing Director
JEFFREY A. CITRON
By:	/s/ JEFFREY A. CITRON Name: Jeffrey A. Citron
KFN PEI II, LLC
By:	/s/ DAVID A. NETJES Name: David A. Netjes Title: Authorized Signatory
KINGS ROAD INVESTMENTS LTD.
By:	/s/ BRANDON L. JONES Name: Brandon L. Jones Title: Authorized Signatory
LEONARDO, L.P.
By:	Leonardo Capital Management, Inc., its General Partner
By:	Angelo, Gordon & Co., L.P., its Director
By:	/s/ FRED BERGER Name: Fred Berger Title: Chief Administrative Officer

MAGNETAR CAPITAL MASTER FUND, LTD
By:	Magnetar Financial LLC, its Investment Manager
By:	/s/ PAUL SMITH Name: Paul Smith Title: General Counsel
MERITECH CAPITAL PARTNERS II L.P.
By:	Meritech Capital Associates II L.L.C. its General Partner
By:	Meritech Management Associates II L.L.C. a managing member
By:	/s/ MICHAEL B. GORDON Name: Michael B. Gordon Title:
MERITECH CAPITAL AFFILIATES II L.P.
By:	Meritech Capital Associates II L.L.C. its General Partner
By:	Meritech Management Associates II L.L.C. a managing member
By:	/s/ MICHAEL B. GORDON Name: Michael B. Gordon Title:
MCP ENTREPRENEUR PARTNERS II L.P.
By:	Meritech Capital Associates II L.L.C. its General Partner
By:	Meritech Management Associates II L.L.C. a managing member
By:	/s/ MICHAEL B. GORDON Name: Michael B. Gordon Title:
MILLENNIUM PARTNERS, L.P.
By:	Millennium Management, L.L.C.
By:	/s/ TERRY FEENEY Name: Terry Feeney Title: Chief Operating Officer

NEW ENTERPRISE ASSOCIATES 10, L.P.
By:	NEA Partners 10, L.P., its General Partner
By:	/s/ EUGENE A. TRAINOR, III Name: Eugene A. Trainor, III Title: General Partner
NEW ENTERPRISE ASSOCIATES 11, L.P.
By:	NEA Partners 11, L.P., its General Partner
By:	NEA 11 GP, LLC, its General Partner
By:	/s/ EUGENE A. TRAINOR, III Name: Eugene A. Trainor, III Title: Manager
OAK HILL SECURITIES FUND, L.P.
By:	Oak Hill Securities GenPar, L.P., its General Partner
By:	Oak Hill Securities MGP, Inc., its General Partner
By:	/s/ SCOTT D. KRASE Name: Scott D. Krase Title: Authorized Person
OAK HILL CREDIT ALPHA FUND, L.P.
By:	Oak Hill Credit Alpha GenPar, L. P., its General Partner
By:	Oak Hill Credit Alpha MGP, LLC, its General Partner
By:	/s/ SCOTT D. KRASE Name: Scott D. Krase Title: Authorized Person
OAK HILL SECURITIES FUND II, L.P.
By:	Oak Hill Securities GenPar II L.P., its General Partner
By:	Oak Hill Securities MGP II, Inc., its General Partner
By:	/s/ SCOTT D. KRASE Name: Scott D. Krase Title: Authorized Person

OAK HILL CREDIT ALPHA FUND (OFFSHORE), L.P.
By:	/s/ SCOTT D. KRASE Name: Scott D. Krase Title: Authorized Person
LERNER ENTERPRISES, L.P.
By:	Oak Hill Advisors, L.P. as Investment Manager for Lerner Enterprises, L.P.
By:	/s/ SCOTT D. KRASE Name: Scott D. Krase Title: Authorized Person
OAK HILL CREDIT OPPORTUNITIES FINANCING, LTD.
By:	/s/ SCOTT D. KRASE Name: Scott D. Krase Title: Authorized Person
BROOKSIDE CAPITAL PARTNERS FUND, L.P.
By:	/s/ DOMENIC FERRANTE Name: Domenic Ferrante Title: Managing Director
SANKATY CREDIT OPPORTUNITIES, LP
By:	/s/ JONATHAN LAURIE Name: Jonathan Laurie Title: Managing Director
SANKATY CREDIT OPPORTUNITIES II, LP
By:	/s/ JONATHAN LAURIE Name: Jonathan Laurie Title: Managing Director
PROSPECT HARBOR CREDIT PARTNERS, LP
By:	/s/ JONATHAN LAURIE Name: Jonathan Laurie Title: Managing Director
SANKATY HIGH YIELD PARTNERS II, LP
By:	/s/ JONATHAN LAURI Name: Jonathan Laurie Title: Managing Director

SANKATY HIGH YIELD PARTNERS III, LP
By:	/s/ JONATHAN LAURIE Name: Jonathan Laurie Title: Managing Director
SHEPHERD INVESTMENTS INTERNATIONAL, LTD.
By:	Stark Offshore Management, LLC, its Investment Manager
By:	/s/ MICHAEL A. ROTH Name: Michael A. Roth Title: Managing Member
STANFIELD OFFSHORE LEVERAGED ASSETS LTD.
By:	/s/ CHRIS PUCILLO Name: Chris Pucillo Title: Portfolio Manager